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                                   GFSI, Inc.




                    ----------------------------------------


                              SERIES A AND SERIES B

                    9 5/8% SENIOR SUBORDINATED NOTES DUE 2007

                    ----------------------------------------


                               -------------------

                                    INDENTURE

                          DATED AS OF FEBRUARY 27, 1997

                               -------------------







                               FLEET NATIONAL BANK

                                     Trustee



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

                                                 TABLE OF CONTENTS

                                                     ARTICLE 1
                                    DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.   Definitions.....................................................................................  1
Section 1.02.   Other Definitions............................................................................... 14
Section 1.03.   Incorporation by Reference of Trust Indenture Act............................................... 14
Section 1.04.   Rules of Construction........................................................................... 14

                                                     ARTICLE 2
                                                     THE NOTES
Section 2.01.   Form and Dating................................................................................. 15
Section 2.02.   Execution and Authentication.................................................................... 15
Section 2.03.   Registrar and Paying Agent...................................................................... 16
Section 2.04.   Paying Agent to Hold Money in Trust............................................................. 16
Section 2.05.   Holder Lists.................................................................................... 16
Section 2.06.   Transfer and Exchange........................................................................... 17
Section 2.07.   Replacement Notes............................................................................... 23
Section 2.08.   Outstanding Notes............................................................................... 23
Section 2.09.   Treasury Notes.................................................................................. 23
Section 2.10.   Temporary Notes................................................................................. 23
Section 2.11.   Cancellation.................................................................................... 24
Section 2.12.   Defaulted Interest.............................................................................. 24
Section 2.13.   Record Date..................................................................................... 24
Section 2.14.   CUSIP Number.................................................................................... 24

                                                     ARTICLE 3
                               OPTIONAL REDEMPTION AND MANDATORY OFFERS TO PURCHASE
Section 3.01.   Notices to Trustee.............................................................................. 24
Section 3.02.   Selection of Notes to be Redeemed or Purchased.................................................. 25
Section 3.03.   Notice of Redemption............................................................................ 25
Section 3.04.   Effect of Notice of Redemption.................................................................. 26
Section 3.05.   Deposit of Redemption Price..................................................................... 26
Section 3.06.   Notes Redeemed in Part.......................................................................... 27
Section 3.07.   Optional Redemption Provisions.................................................................. 27
Section 3.08.   Mandatory Purchase Provisions................................................................... 27

                                                     ARTICLE 4
                                                     COVENANTS
Section 4.01.   Payment of Notes................................................................................ 29
Section 4.02.   SEC Reports..................................................................................... 29
Section 4.03.   Compliance Certificate.......................................................................... 30
Section 4.04.   Stay, Extension and Usury Laws.................................................................. 31
Section 4.05.   Limitation on Restricted Payments............................................................... 31
Section 4.06.   Corporate Existence............................................................................. 33
Section 4.07.   Limitation on Incurrence of Indebtedness........................................................ 34
Section 4.08    Limitation on Senior Subordinated Debt.......................................................... 34
Section 4.09.   Limitation on Transactions With Affiliates...................................................... 35
Section 4.10.   Limitation on Liens............................................................................. 35
Section 4.11.   Compliance With Laws, Taxes..................................................................... 36

Section 4.12.   Limitation on Dividends and Other Payment
                Restrictions Affecting Restricted Subsidiaries.................................................. 36
Section 4.13.   Maintenance of Office or Agencies............................................................... 37
Section 4.14.   Change of Control............................................................................... 37
Section 4.15.   Limitation on Asset Sales....................................................................... 38
Section 4.16.   Note Guarantees..................................................................................39
Section 4.17.   Designation of Restricted and Non-Restricted Subsidiaries....................................... 39

                                                     ARTICLE 5
                                                    SUCCESSORS
Section 5.01.   Merger or Consolidation......................................................................... 40
Section 5.02.   Successor Corporation Substituted............................................................... 40

                                                     ARTICLE 6
                                               DEFAULTS AND REMEDIES
Section 6.01.   Events of Default............................................................................... 41
Section 6.02.   Acceleration.................................................................................... 42
Section 6.03.   Other Remedies.................................................................................. 43
Section 6.04.   Waiver of Past Defaults......................................................................... 43
Section 6.05.   Control by Majority............................................................................. 44
Section 6.06.   Limitation on Suits............................................................................. 44
Section 6.07.   Rights of Holders to Receive Payment............................................................ 44
Section 6.08.   Collection Suit by Trustee...................................................................... 44
Section 6.09.   Trustee May File Proofs of Claim................................................................ 44
Section 6.10.   Priorities...................................................................................... 45
Section 6.11.   Undertaking for Costs........................................................................... 45

                                                     ARTICLE 7
                                                      TRUSTEE
Section 7.01.   Duties of Trustee............................................................................... 45
Section 7.02.   Rights of Trustee............................................................................... 46
Section 7.03.   Individual Rights of Trustee.................................................................... 47
Section 7.04.   Trustee's Disclaimer............................................................................ 47
Section 7.05.   Notice to Holders of Defaults and Events of Default............................................. 47
Section 7.06.   Reports by Trustee to Holders................................................................... 47
Section 7.07.   Compensation and Indemnity...................................................................... 48
Section 7.08.   Replacement of Trustee.......................................................................... 48
Section 7.09.   Successor Trustee by Merger, Etc................................................................ 49
Section 7.10.   Eligibility; Disqualification................................................................... 49
Section 7.11.   Preferential Collection of Claims Against the Company........................................... 49

                                                     ARTICLE 8
                                              DISCHARGE OF INDENTURE
Section 8.01.   Discharge of Liability on Notes; Defeasance..................................................... 50
Section 8.02.   Conditions to Defeasance........................................................................ 50
Section 8.03.   Application of Trust Money...................................................................... 51
Section 8.04.   Repayment to the Company........................................................................ 52
Section 8.05.   Indemnity for Government Obligations............................................................ 52
Section 8.06.   Reinstatement................................................................................... 52

                                                     ARTICLE 9
                                                    AMENDMENTS
Section 9.01.   Amendments and Supplements Permitted Without Consent of Holders................................. 52
Section 9.02.   Amendments and Supplements Requiring Consent of Holders......................................... 53
Section 9.03.   Compliance with TIA............................................................................. 54
Section 9.04.   Revocation and Effect of Consents............................................................... 54
Section 9.05.   Notation on or Exchange of Notes................................................................ 54
Section 9.06.   Trustee Protected............................................................................... 54

                                                    ARTICLE 10
                                                   SUBORDINATION
Section 10.01.  Agreement to Subordinate........................................................................ 55
Section 10.02.  Liquidation; Dissolution; Bankruptcy............................................................ 55
Section 10.03.  Default on Designated Senior Indebtedness....................................................... 55
Section 10.04.  Acceleration of Notes........................................................................... 56
Section 10.05.  When Distribution Must be Paid Over............................................................. 56
Section 10.06.  Notice by Company............................................................................... 57
Section 10.07.  Subrogation..................................................................................... 57
Section 10.08.  Relative Rights................................................................................. 57
Section 10.09.  Subordination may not be Impaired by Company.................................................... 57
Section 10.10.  Distribution or Notice to Representative........................................................ 57
Section 10.11.  Rights of Trustee as Paying Agent............................................................... 58
Section 10.12.  Authorization to Effect Subordination........................................................... 58
Section 10.13.  Amendments...................................................................................... 58

                                                    ARTICLE 11
                                                   MISCELLANEOUS
Section 11.01.  Trust Indenture Act Controls................................................................... 58
Section 11.02.  Notices........................................................................................ 58
Section 11.03.  Communication by Holders with Other Holders.................................................... 59
Section 11.04.  Certificate and Opinion as to Conditions Precedent............................................. 60
Section 11.05.  Statements Required in Certificate or Opinion.................................................. 60
Section 11.06.  Rules by Trustee and Agents.................................................................... 60
Section 11.07.  Legal Holidays................................................................................. 60
Section 11.08.  No Recourse Against Others..................................................................... 60
Section 11.09.  Counterparts................................................................................... 61
Section 11.10.  Variable Provisions............................................................................ 61
Section 11.11.  Governing Law.................................................................................. 61
Section 11.12.  No Adverse Interpretation of Other Agreements.................................................. 61
Section 11.13.  Successors..................................................................................... 61
Section 11.14.  Severability................................................................................... 61
Section 11.15.  Table of Contents, Headings, Etc............................................................... 61

                                                    ARTICLE 12
                                                GUARANTEE OF NOTES

Section 12.01.  Execution and Deliver of Note Guarantee........................................................ 62
Section 12.02.  Subordination of Note Guarantee; Guarantors May Consolidate, etc.,
                on Certain Terms............................................................................... 62

                                                     EXHIBITS

Exhibit A       Form of Note ................................................................................... A-1
Exhibit B       Certificate of Transferor ...................................................................... B-1
Exhibit C       Certificate of Institutional Accredited Investor ............................................... C-1
Exhibit D       Certificate of Regulation S Transferor ......................................................... D-1
Exhibit E       Form of Note Guarantee.......................................................................... E-1
Exhibit F       Form of Supplemental Indenture.................................................................. F-1

     This Indenture, dated as of February 27, 1997, is between GFSI, Inc., a Delaware corporation (the "Company"), and Fleet National Bank, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's 9 5/8% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") and the Company's 9 5/8% Series B Senior Subordinated Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01   DEFINITIONS

     "Acquisition Agreement" means the agreement, dated as of January 24, 1997, among Holdings, the Company and the shareholders party thereto, relating to the purchase and sale of the stock of Winning Ways, Inc.

     "Affiliate" means any of the following: (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause
(i) above, (iii) any trust in which any such Persons described in clause (i) or
(ii) above has a beneficial interest and (iv) any corporation or other organization of which any such Persons described above collectively own 50% or more of the equity of such entity, provided, however that MCIT PLC shall not be deemed an Affiliate of the Company.

     "Affiliated Embroiderers" means the affiliated entities that provide embroidery services for the Company as of the date of this Indenture.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Asset Sale" means the sale, lease, conveyance or other disposition by the Company or a Restricted Subsidiary of assets or property whether owned on the date of original issuance of the Notes or thereafter acquired, in a single transaction or in a series of related transactions; provided that Asset Sales will not include such sales, leases, conveyances or dispositions in connection with (i) the sale or disposition of any Restricted Investment, (ii) any Equity Offering by the Company, (iii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,
(iv) the sale or lease of inventory, equipment, accounts receivable or other assets in the ordinary course of business, (v) a sale-leaseback of assets within one year following the acquisition of such assets, (vi) the grant of any license of patents, trademarks, registration therefor and other similar intellectual property, (vii) a transfer of assets by the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary, (viii) the designation of a Restricted Subsidiary as a Non-Restricted Subsidiary pursuant to Section 4.17,
(ix) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company as permitted under Section 5.01, (x) the sale or disposition of obsolete equipment or other obsolete assets, (xi) Restricted Payments permitted by Section 4.05, (xii) the exchange of assets for other non-cash assets that (a) are useful in the business of the Company and its Restricted Subsidiaries and (b) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the Board of Directors in good faith), (xiii) the sale of the corporate aircraft owned by the Company on the date of this Indenture to Robert M. Wolff or his designees or
(xiv) the sale, transfer and/or termination of the officers' life insurance policies in effect on the date of this Indenture.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Company's board of directors or any authorized committee of such board of directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including any preferred stock.

     "Cash Flow" means, for any given period and Person, the sum of, without duplication, Consolidated Net Income, plus (a) any provision for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income, plus (b) Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income, plus (c) the amortization of all intangible assets, to the extent such amortization was deducted in computing Consolidated Net Income (including, but not limited to, inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), plus (d) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees, including those in connection with the Transactions), to the extent deducted in computing Consolidated Net Income, plus (e) all depreciation and all other non-cash charges (including, without limitation, those charges relating to purchase accounting adjustments and LIFO adjustments), to the extent deducted in computing Consolidated Net Income, plus (f) any interest income, to the extent such income was not included in computing Consolidated Net Income, plus (g) all dividend payments on preferred stock (whether or not paid in cash) to the extent deducted in computing Consolidated Net Income, plus (h) any extraordinary or nonrecurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109 to the extent deducted in computing Consolidated Net Income, plus (i) to the extent not covered in clause (d) above, fees paid or payable in respect of the TJC Agreement to the extent deducted in computing Consolidated Net Income, plus (j) the net loss of any Person, other than those of a Restricted Subsidiary, to the extent deducted in computing Consolidated Net Income, plus
(k) net losses in respect of any discontinued operations as determined in accordance with GAAP, to the extent deducted in computing Consolidated Net Income, minus (l) the portion of Consolidated Net Income attributable to minority interests in other Persons, except the amount of such portion received in cash by the Company or its Restricted Subsidiaries; provided, however, that if any such calculation includes any period during which an acquisition or sale of a Person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

     "Cash Flow Coverage Ratio" means, for any given period and Person, the ratio of: (i) Cash Flow to (ii) the sum of Consolidated Interest Expense and all dividend payments on any series of preferred stock of such Person (except dividends paid or payable in additional shares of Capital Stock (other than Disqualified Stock) and except for accrued and unpaid dividends with respect to the Holdings Preferred Stock outstanding on the date of this Indenture), in each case, without duplication; provided, however, that if any such calculation includes any period during which an acquisition or sale of a Person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the

Principals or their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time "beneficially owned" (as defined above) by the Principals and their Related Parties in the aggregate or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed following the date of issuance of the Notes for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "Consolidated Interest Expense" means, for any given period and Person, the aggregate of the interest expense in respect of all Indebtedness of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount on any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of capital lease obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided, however, that for the purpose of the Cash Flow Coverage Ratio, Consolidated Interest Expense shall be calculated on a Pro Forma Basis; provided further that any premiums, fees and expenses (including the amortization thereof) payable in connection with the Transactions or any other refinancing of Indebtedness shall be excluded. For purposes of this definition, the Consolidated Interest Expense of the Company shall include the cash interest expense of Holdings paid in respect of the Holdings Subordinated Notes.

     "Consolidated Net Income" means, for any given period and Person, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (a) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (b) Consolidated Net Income of any Person will not include, without duplication, any deduction for: (i) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended or supplemented from time to time, (ii) the amortization of all intangible assets (including amortization attributable to inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), (iii) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees), (iv) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity and (v) any Restructuring Charges; provided, however, that for purposes of determining the Cash Flow Coverage Ratio, Consolidated Net Income shall be calculated on a Pro Forma Basis.

     "Consolidated Net Worth" with respect to any Person means, as of any date, the consolidated equity of the common stockholders of such Person (excluding the cumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with GAAP, but without any reduction in respect of the payment of dividends on any series of such Person's preferred stock if such dividends are paid in additional shares of Capital Stock (other than Disqualified Stock); provided, however, that Consolidated Net Worth shall also include, without duplication: (a) the amortization of all write-ups of inventory, (b) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs, and Incentive Arrangements), (c) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees), (d) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended and supplemented from time to time, (e) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (f) any Restructuring Charges and (g) any extraordinary or non-recurring charge arising out of the implementation of SFAS 106 or SFAS 109; provided, however, that Consolidated Net Worth shall be calculated on a Pro Forma Basis.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.06 of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Indebtedness" means (i) any Indebtedness outstanding under the New Credit Agreement and (ii) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $10.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

     "Disqualified Stock" means any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of the Notes.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500,000,000 or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

     "Equity Contribution" means, collectively, (a) a contribution of $13,600,000 from the Jordan Investors to Holdings in exchange for Holdings Preferred Stock and approximately 50% of the common stock of Holdings; (b) a contribution of $13,600,000 from certain members of management of the Company to Holdings in exchange for Holdings Preferred Stock and approximately 50% of the common stock of Holdings; and (c) a loan of $25,000,000 from a Jordan Investor to Holdings in exchange for Holdings Subordinated Notes.

     "Equity Interests" means Capital Stock or partnership interests or warrants, options or other rights to acquire Capital Stock or partnership interests (but excluding (i) any debt security that is convertible into, or exchangeable for, Capital Stock or partnership interests and (ii) any other Indebtedness or Obligation); provided, however, that Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

     "Equity Offering" means a public or private offering by the Company for cash of Equity Interests and all warrants, options or other rights to acquire Capital Stock, other than (i) an offering of Disqualified Stock or (ii) Incentive Arrangements or obligations or payments thereunder.

     "Exchange Offer" means the offer by the Company to Holders to exchange Series B Notes for Series A Notes.

     "Existing Indebtedness" means the Indebtedness of Winning Ways, Inc. at December 31, 1996.

     "GAAP" means generally accepted accounting principles, consistently applied, as of the date of original issuance of the Notes. All financial and accounting determinations and calculations under the Indenture will be made in accordance with GAAP.

     "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantors" means each Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the Obligations of such Persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "Holdings" means GFSI Holdings, Inc., a Delaware corporation.

     "Holdings Preferred Stock" means the 12% cumulative preferred stock due 2009 of Holdings, as in effect on the date of this Indenture.

     "Holdings Subordinated Notes" means $25.0 million in aggregate principal amount of 12% subordinated notes due 2008 of Holdings as in effect on the date of this Indenture or any Indebtedness of Holdings issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund such Holdings Subordinated Notes; provided that any such Indebtedness (i) is issued in a principal amount not exceeding the then outstanding principal amount of the Holdings Subordinated Notes, (ii) has an interest rate not exceeding 12%,
(iii) is subordinated to other Indebtedness of Holdings to the same extent as the Holdings Subordinated Notes and (iv) has a Weighted Average Life to Maturity no less than the Weighted Average Life to Maturity of the Holdings Subordinated Notes.

     "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans, including the Incentive Compensation Plan, and similar arrangements made in connection with acquisitions of Persons or businesses by the Company or the Restricted Subsidiaries or the retention of consultants, executives, officers or employees by Holdings, the Company or the Restricted Subsidiaries.

     "Incentive Compensation Plan" means the incentive compensation plan for providing annual cash bonuses that the Company expects to adopt following consummation of the Transactions.

     "Indebtedness" means, with respect to any Person, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, and any Hedging Obligations, if and to the extent such indebtedness (other than a Hedging Obligation) would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition; provided, however, that "Indebtedness" will not include any Incentive Arrangements or obligations or payments thereunder.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and Jefferies & Company, Inc.

     "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

     "Investment" means any capital contribution to, or other debt or equity investment in, any Person.

     "issue" means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition, redesignation of a Non-Restricted Subsidiary or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

     "Jordan Investors" means The Jordan Company, affiliates of The Jordan Company and MCIT PLC.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Marketable Securities" means (a) Government Securities, (b) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution, (c) commercial paper maturing not more than 270 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-2" (or higher) according to S&P or "P-2" (or higher) according to Moodys or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) any bankers acceptances or money market deposit accounts issued by an Eligible Institution and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

     "Moodys" means Moody's Investors Services, Inc.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

     "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, net of: (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale (other than the Notes) and legal, accounting, management and advisory and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Proceeds on such date, (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof, and (v) any deduction or appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or such Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     "New Credit Agreement" means that certain credit facility, dated as of February 27, 1997, among the Company, as borrower, The First National Bank of Chicago, as contractual representative, and the lenders party thereto, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings, letters of credit or other financial accommodations thereunder, all or any portion of the Obligations under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders).

     "Non-Restricted Subsidiary" means any Subsidiary of the Company other than a Restricted Subsidiary.

     "Notes" means the Series A Notes and the Series B Notes.

     "Obligations" means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness, and any other claims of such holder arising in respect of such Indebtedness.

     "Offering" means the offer and sale of the Notes as contemplated by the Offering Memorandum.

     "Offering Memorandum" means the Offering Memorandum, dated February 20, 1997, relating to the Company's offering and placement of the Notes.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Other Permitted Indebtedness" means: (i) Indebtedness of the Company and its Restricted Subsidiaries existing as of the date of original issuance of the Notes and all related Obligations as in effect on such date; (ii) Indebtedness of the Company and its Restricted Subsidiaries in respect of bankers acceptances and letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims) issued in the ordinary course of business, or other Indebtedness in respect of reimbursement-type obligations regarding workers' compensation claims; (iii) Refinancing Indebtedness, provided that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) extended, refinanced, renewed, replaced, substituted or refunded plus any amounts incurred to pay premiums, fees and expenses in connection therewith, (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; provided, however, that this limitation in this clause (B) does not apply to Refinancing Indebtedness of Senior Indebtedness, and (C) in the case of Refinancing Indebtedness of Subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the Notes at least to the same extent as the Subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; (iv) intercompany Indebtedness of and among the Company and its Restricted Subsidiaries; (v) Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with making permitted Restricted Payments under clauses
(iii), (iv) (but only to the extent that such Indebtedness is provided by the Company or a Restricted Subsidiary) or (x) of Section 4.05(b); provided that any Indebtedness incurred pursuant to this clause (v) is expressly subordinate in right of payment to the Notes; (vi) Indebtedness of any Non-Restricted Subsidiary created after the date of original issuance of the Notes, provided that such Indebtedness is nonrecourse to the Company and its Restricted Subsidiaries and the Company and its Restricted Subsidiaries have no Obligations with respect to such Indebtedness; (vii) Indebtedness of the Company and its Restricted Subsidiaries under Hedging Obligations; (viii) Indebtedness of the Company and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business; (ix) Indebtedness of the Company and its Restricted Subsidiaries in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business; (x) Indebtedness of the Company and its Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets; (xi) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by Section 4.07; and (xii) Indebtedness of any Person at the time it is acquired as a Restricted Subsidiary, provided that such Indebtedness was not issued by such Person in connection with or in anticipation of such acquisition.

     "Permitted Junior Securities" means Equity Interests in the Company or subordinated debt securities of the Company that (a) are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to at least the same extent as the Notes are subordinated to Senior Indebtedness pursuant to Article 10 of this Indenture, (b) have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Notes and (c) if there are any amounts outstanding under the New Credit Agreement, have a Weighted Average Life to Maturity at least as long as the sum of (i) the Weighted Average Life to Maturity of the New Credit Agreement or any debt securities issued in exchange therefor (whichever is longer) plus
(ii) the positive difference, if any, between the Weighted Average Life to Maturity of the Notes and the Weighted Average Life to Maturity of the New Credit Agreement, in each case measured immediately prior to the issuance of such Permitted Junior Securities.

     "Permitted Liens" means: (i) Liens securing Senior Indebtedness of the Company or any Guarantor that was permitted by the terms of this Indenture to be incurred; (ii) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;
(iv) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (v) Liens incurred on deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business; (vii) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "Acquired Property") after the date of original issuance of the Notes, provided that: (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or issued to finance, refinance or refund, the cost (including the cost of construction) of the Acquired Property, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the Acquired Property, (C) such Lien does not extend to or cover any property other than the Acquired Property and any improvements on such Acquired Property, and
(D) the issuance of the Indebtedness to purchase the Acquired Property is permitted by Section 4.07; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (ix) judgment and attachment Liens not giving rise to an Event of Default; (x) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (xi) Liens securing Indebtedness under Hedging Obligations; (xii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (xiii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or its Restricted Subsidiaries in the ordinary course of business; (xiv) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; (xv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xvi) Liens existing on the date of original issuance of the Notes and any extensions, refinancings, renewals, replacements, substitutions or refundings thereof;
(xvii) any Lien granted to the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Senior Indebtedness permitted by the terms of the Indenture; (xviii) Liens in favor of the Company or any Restricted Subsidiary; (xix) additional Liens at any one time outstanding in respect of properties or assets where aggregate fair market value does not exceed $2.0 million (the fair market value to be determined on the date such Lien is granted on such properties or assets); and (xx) Liens securing intercompany Indebtedness issued by any Restricted Subsidiary to the Company or another Restricted Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principals" means (a) The Jordan Company, Jordan/Zalaznick Capital Corporation and MCIT PLC, and their respective Affiliates, principals, partners and employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing, including, without limitation, Leucadia National Corporation and Jordan Industries, Inc., and their respective Subsidiaries, (b) the officers, directors and employees of the Company on the date of issuance of the Notes and their respective Affiliates and family members and trusts for the benefit of any of the foregoing. For the purpose of the definition of "Principals," The Jordan Company, Jordan/Zalaznick Capital Corporation and MCIT PLC shall be deemed to be Affiliates.

     "Post-Petition Interest" means any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law.

     "Pro Forma Basis" means, for purposes of determining Consolidated Net Income in connection with the Cash Flow Coverage Ratio (including in connection with Sections 4.05, 4.17 and 5.01, the incurrence of Indebtedness pursuant to
Section 4.07(a) and Consolidated Net Worth for purposes of Section 5.01), giving pro forma effect to (x) any acquisition or sale of a Person, business or asset, related incurrence, repayment or refinancing of Indebtedness or other related transactions, including any Restructuring Charges which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, or (y) any incurrence, repayment or refinancing of any Indebtedness and the application of the proceeds therefrom, in each case, as if such acquisition or sale and related transactions, restructurings, consolidations, cost savings, reductions, incurrence, repayment or refinancing were realized on the first day of the relevant period permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP. Furthermore, in calculating the Cash Flow Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the determination date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the determination date; (2) if interest on any Indebtedness actually incurred on the determination date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the determination date will be deemed to have been in effect during the relevant period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps or similar interest rate protection Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Redeemable Preferred Stock" means preferred stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder thereof on, or prior to, the maturity date of the Notes.

     "Refinancing Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under this Indenture or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness, (ii) any refinancings of Indebtedness issued under the New Credit Agreement, and
(iii) any additional Indebtedness issued to pay premiums and fees in connection with clauses (i) and (ii).

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 27, 1997, by and among the Company and the Initial Purchasers.

     "Related Party" with respect to any Principal means (a) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (b) or trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (a).

     "Restricted Investment" means any Investment in any Person; provided that Restricted Investments will not include: (i) Investments in Marketable Securities; (ii) any Incentive Arrangements; (iii) Investments in the Company; or (iv) Investments in any Restricted Subsidiary (provided that any Investment in a Restricted Subsidiary was made for fair market value (as determined by the Board of Directors in good faith)). The amount of any Restricted Investment shall be the amount of cash and the fair market value at the time of transfer of all other property (as determined by the Board of Directors in good faith) initially invested or paid for such Restricted Investment, plus all additions thereto, without any adjustments for increases or decreases in value of or write-ups, write-downs or write-offs with respect to, such Restricted Investment.

     "Restricted Subsidiary" means: (i) any Subsidiary of the Company existing on the date of original issuance of the Notes, and (ii) any other Subsidiary of the Company formed, acquired or existing after the date of original issuance of the Notes that is designated as a "Restricted Subsidiary" by the Company pursuant to a resolution approved a majority of the Board of Directors, provided, however, that the term Restricted Subsidiary shall not include any Subsidiary of the Company that has been redesignated by the Company pursuant to a resolution approved by a majority of the Board of Directors as a Non-Restricted Subsidiary in accordance with Section 4.17 unless such Subsidiary shall have subsequently been redesignated a Restricted Subsidiary in accordance with clause (ii) of this definition.

     "Restructuring Charges" means any charges or expenses in respect of restructuring or consolidating any business, operations or facilities, any compensation or headcount reduction, or any other cost savings, of any Persons or businesses either alone or together with the Company or any Restricted Subsidiary, as permitted by GAAP or Regulation S-X under the Securities Act.

     "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" means, with respect to any Person, (i) all Indebtedness of such Person outstanding under the New Credit Agreement and all Hedging Obligations with respect thereto, (ii) any other Indebtedness of such Person permitted to be incurred under the terms of this Indenture, provided, however, that Senior Indebtedness shall not include any Indebtedness which by the terms of the instrument creating or evidencing the same is subordinated or junior in right of payment to any other Senior Indebtedness in any respect, and
(iii) all Obligations (including any Post-Petition Interest) with respect to the foregoing, in each case whether outstanding on the date of the Indenture or thereafter incurred. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates (other than Indebtedness arising under the New Credit Agreement), (y) any trade payables or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) or (z) any Indebtedness that is incurred in violation of this Indenture.

     "SFAS 106" means Statement of Financial Accounting Standards No. 106.

     "SFAS 109" means Statement of Financial Accounting Standards No. 109.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in clause (2) of the definition of such term in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means all Obligations with respect to Indebtedness if the instrument creating or evidencing the same, or pursuant to which the same is outstanding, designates such Obligations as subordinated or junior in right of payment to Senior Indebtedness.

     "Subsidiary" of any Person means any entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such Person (regardless of whether such Equity Interests are owned directly by such Person or through one or more Subsidiaries).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of original issuance of the Notes.

     "Tax Sharing Agreement" means the tax sharing agreement between the Company and Holdings, as in effect on the date of this Indenture.

     "TJC Agreement" means the Management Consulting Agreement, dated the date of this Indenture, between the Company and TJC Management Corporation, as in effect on the date of this Indenture.

     "Transactions" means, collectively, the Equity Contribution, the consummation of the Offering, the execution of the New Credit Agreement, the consummation by the Company of the acquisition of Winning Ways, Inc. pursuant to the Acquisition Agreement and the repayment by the Company of the Existing Indebtedness.

     "Transfer Restricted Notes" means securities that bear or are required to bear the legend set forth in Section 2.06.

     "Trustee" means Fleet National Bank until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

     "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, provided that no U.S. Government Obligation shall be callable at the issuer's option.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the product(s) obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other requirement payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wolff Noncompetition Agreement" means the agreement, dated the date of this Indenture, between Holdings and Robert M. Wolff, relating to certain covenants not to compete with the business of the Company, as in effect on the date of this Indenture.

SECTION 1.02.   OTHER DEFINITIONS.
                                                                  Defined in
     Term                                                            Section

     "Acceleration Notice" ........................................     6.02
     "Affiliate Transaction" ......................................     4.09
     "Asset Transfer Trigger Date" ................................     4.15
     "Asset Sale Disposition Date" ................................     4.15
     "Change of Control Trigger Date" .............................     4.14
     "covenant defeasance option" .................................     8.01
     "Disposition" ................................................     5.01
     "DTC" ........................................................     2.03
     "Event of Default" ...........................................     6.01
     "Excess Proceeds" ............................................     4.15
     "legal defeasance option" ....................................     8.01
     "Note Guarantees" ............................................     4.01
     "Notice of Default" ..........................................     6.01
     "Offer" ......................................................     3.08
     "Paying Agent" ...............................................     2.03
     "Payment Blockage Notice" ....................................    10.03
     "Purchase Date" ..............................................     3.08
     "Registrar" ..................................................     2.03
     "Representative" .............................................    10.05
     "Restricted Payments" ........................................     4.05
     "Successor Corporation" ......................................     5.01
     "Trustee Expenses" ...........................................     6.08

SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them therein.

SECTION 1.04   RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it herein;

     (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular; and

     (5)  provisions apply to successive events and transactions.

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.   FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

     One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee, and the Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A.

     The Trustee shall, upon a written order of the Company signed by two Officers directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issuance up to an aggregate principal amount stated in paragraph 4 of the Notes (the aggregate principal amount of outstanding Notes may not exceed that amount at any time, except as provided in Section 2.07).

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.   REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency (the "Registrar") where Notes may be presented for registration of transfer or for exchange and an office or agency (the "Paying Agent") where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify in writing the Trustee and the Trustee shall notify the Holders in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions and implement the provisions of this Indenture that relate to such Agent.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and as Note Custodian with respect to the Global Notes. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. If the Company fails to appoint or maintain a Registrar and Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with
Section 7.07.

SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest on, or Liquidated Damages, if any, with respect to the Notes, and will promptly notify the Trustee of any Default by the Company in providing the Paying Agent with sufficient funds to (i) purchase Notes tendered pursuant to an Offer arising under Section 4.14, (ii) redeem Notes called for redemption, or (iii) make any payment of principal, premium, interest or Liquidated Damages due on the Notes. While any such Default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit or the Trustee all money it holds as Paying Agent.

SECTION 2.05.   HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.

SECTION 2.06.   TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

     (x)  to register the transfer of the Definitive Notes; or

     (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

     (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

     (ii) in the case of a Definitive Note that is a Transfer Restricted Note, such request shall be accompanied by the following additional information and documents, as applicable:

          (A) if such Transfer Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

          (B) if such Transfer Restricted Note is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

          (C) if such Transfer Restricted Note is being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto);

          (D) if such Transfer Restricted Note is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Company so requests), certifications to that effect from such Holder (in substantially the form of Exhibits B and D hereto); or

          (E) if such Transfer Restricted Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

     (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

     (i) if such Definitive Note is a Transfer Restricted Note, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

     (ii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Trustee shall cancel such Definitive Note in accordance with Section 2.11 and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

     (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

     (d) Transfer of a Beneficial Interest in a Global Note for a Definitive
Note.

     (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Note, the following additional information and documents (all of which may be submitted by facsimile):

          (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

          (B) if such beneficial interest is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

          (C) if such beneficial interest is being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto);

          (D) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Company so requests), certifications to that effect from such Holder (in substantially the form of Exhibits B and D hereto); or

          (E) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

          the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

     (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver in accordance with the standard procedures of the Depository such Definitive Notes to the Persons in whose names such Notes are so registered.

     (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

     (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

     (ii) The Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes and registered in such names as the Depository shall instruct the Trustee or the Company in writing.

     (g) Legends.

     (i) Except for any Transfer Restricted Note sold or transferred (including any Transfer Restricted Note represented by a Global Note) as described in (ii) below, each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF

          THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company and the Registrar that no legend is required:

          (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note; and

          (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in (i) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Note shall continue to be subject to the provisions of Section 2.06(c); provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

    (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate, Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company. The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

     (i) General Provisions Relating to Transfers and Exchanges.

     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

     (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.14, 4.15 and 9.05).

    (iii) Neither the Company nor the Registrar shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes in accordance with this Indenture (including any increase in the aggregate principal amount of the Notes represented by the Global Note pursuant to subsection (b) above) shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

     (v) The Company shall not be required to issue Notes and the Registrar shall not be required to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, or to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, accrued and unpaid interest, and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

    (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02.

SECTION 2.07.   REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the Company's written order signed by two Officers, shall authenticate a replacement Note if the Trustee's requirements are met. If the Trustee or the Company requires it, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note. Every replacement Note is an additional Obligation of the Company.

SECTION 2.08.   OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes the Trustee has authenticated except for those it has cancelled, those delivered to it for cancellation, those representing reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note.

     If the entire principal of, and premium, if any, and accrued interest on, and Liquidated Damages, if any, with respect to any Note is considered paid under Section 4.01, it ceases to be outstanding and interest and Liquidated Damages on it cease to accrue.

     Subject to Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

SECTION 2.09.   TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company or an Affiliate offers to purchase or acquires pursuant to an Offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or an Affiliate until legal title to such Notes passes to the Company or such Affiliate, as the case may be.

SECTION 2.10.   TEMPORARY NOTES.

     Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the Company's written order signed by two Officers which shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated, shall authenticate Definitive Notes and deliver them in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11.   CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall destroy all cancelled Notes (subject to the Exchange Act's record retention requirements) and deliver a certificate of their destruction to the Company unless by written order, signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace any Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or an Affiliate acquires any Notes (other than by redemption or pursuant to an Offer), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

SECTION 2.12.   DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall fix or cause to be fixed each such special record date and payment date. As early as practicable prior to the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

SECTION 2.13.   RECORD DATE.

     The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in section 316(c) of the TIA.

SECTION 2.14.   CUSIP NUMBER.

     A "CUSIP" number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.


                                    ARTICLE 3
              OPTIONAL REDEMPTION AND MANDATORY OFFERS TO PURCHASE

SECTION 3.01.   NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 40 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed by the Company to Holders, an Officers' Certificate stating that the Company has elected to redeem Notes pursuant to Section 3.07(a) or 3.07(b), as the case may be, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes and the amount of accrued and unpaid interest on and Liquidated Damages, if any, with respect to such Notes as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by, each Holder.

     If the Company is required to offer to purchase Notes pursuant to Section
4.14 or 4.15, it shall furnish to the Trustee, at least two Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.14 or 4.15, as the case may be, the Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to the Offer, the purchase price for such Notes, and the amount of accrued and unpaid interest on and Liquidated Damages, if any, with respect to such Notes as of the Purchase Date.

     The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

SECTION 3.02.   SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

     If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select the outstanding Notes to be redeemed or accepted for payment pro rata, by lot or by a method that complies with the requirements of any stock exchange on which the Notes are listed and that the Trustee considers fair and appropriate. If the Company elects to mail notice of a redemption to Holders, the Trustee shall at least five Business Days prior to the date notice of redemption is to be mailed, (i) select the Notes to be redeemed from Notes outstanding not previously called for redemption and (ii) notify the Company of the names of each Holder of Notes selected for redemption, the principal amount of Notes held by each such Holder and the principal amount of such Holder's Notes that are to be redeemed. If less than all Notes tendered pursuant to an Offer on the Purchase Date are to be accepted for payment, the Trustee shall select on or promptly after the Purchase Date the Notes to be accepted for payment. The Trustee shall select for redemption or purchase Notes or portions of Notes in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are selected for redemption or purchase, the aggregate principal amount of the Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or tendered pursuant to an Offer also apply to portions of Notes called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption or selected for purchase.

SECTION 3.03.   NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed.

     The notice shall identify the Notes or portions thereof to be redeemed and shall state:

     (1)  the redemption date;

     (2) the redemption price for the Notes and separately stating the amount of unpaid and accrued interest on, and Liquidated Damages, if any, with respect to, such Notes as of the date of redemption;

     (3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

     (4)  the name and address of the Paying Agent;

     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to such Notes;

     (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

     (8) the CUSIP number; provided that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

     At the Company's request, the Trustee shall (at the Company's expense) give the notice of redemption in the Company's name at least 30 but not more than 60 days before a redemption; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, (iii) states that the Company has elected to redeem Notes pursuant to Section 3.07(a) or 3.07(b), as the case may be, and (iv) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest and Liquidated Damages, if any, thereon as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder.

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price (which shall include accrued interest thereon to the redemption date) but installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the relevant record dates.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.

     Prior to 10 a.m. on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, and Liquidated Damages, if any, with respect to all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, and Liquidated Damages, if any, with respect to all Notes to be redeemed.

     If the Company complies with the preceding paragraph, interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, interest and Liquidated Damages, if any, from the redemption date until such principal, premium, interest and Liquidated Damages, if any, is paid, at the rate of interest provided in the Notes and
Section 4.01.

SECTION 3.06.   NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION PROVISIONS.

     (a) Except as provided in Section 3.07(b), the Notes may not be redeemed at the option of the Company prior to March 1, 2002. During the twelve-month period beginning on March 1 of the years indicated below, the Notes will be redeemable at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder of Notes to be redeemed, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest and Liquidated Damages, if any, to the redemption date:

     Year                                                            Percentage
     ----                                                            ----------

     2002...........................................................  104.813
     2003...........................................................  103.208
     2004...........................................................  101.604
     2005 and thereafter............................................  100.000%

     (b) Notwithstanding the foregoing, prior to March 1, 2000, the Company may (but shall not have the obligation to) redeem up to 40% of the original aggregate principal amount of the Notes at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided that at least 60% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption; and provided, further, that any such redemption shall occur within 60 days of the date of the closing of any such Equity Offering.

SECTION 3.08.   MANDATORY PURCHASE PROVISIONS.

     (a) Within 30 days after any Change of Control Trigger Date or Asset Sale Trigger Date, the Company shall mail a notice to each Holder at such Holder's registered address stating (i) that an offer ("Offer") is being made pursuant to
Section 4.14 or Section 4.15, as the case may be, the length of time the Offer shall remain open and the maximum aggregate principal amount of Notes that will be accepted for payment pursuant to such Offer; (ii) the purchase price for the Notes (as set forth in Section 4.14 or Section 4.15, as the case may be), the amount of accrued and unpaid interest on, and Liquidated Damages, if any, with respect to, such Notes as of the purchase date, and the purchase date (which shall be no earlier than 30 days and no later than 40 days from the date such notice is mailed (the "Purchase Date")); (iii) that any Note not accepted for payment will continue to accrue interest and Liquidated Damages, if any; (iv) that, unless the Company fails to deposit with the Paying Agent on the Purchase Date an amount sufficient to purchase all Notes accepted by the Company for payment, interest shall cease to accrue on such Notes after the Purchase Date;
(v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date, provided that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Notes, if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased; and (vii) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

     (b) On the Purchase Date for any Offer, the Company shall, to the extent required by this Indenture and such Offer, (i) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from an Asset Sale, accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to such Offer that can be purchased out of Excess Proceeds from such Asset Sale Trigger Date, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Offer.

     (c) With respect to any Offer, if less than all of the Notes tendered pursuant to an Offer are to be purchased by the Company, the Trustee shall select on the Purchase Date the Notes or portions thereof to be accepted for payment pursuant to Section 3.02.

     (d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail (or cause to be transferred by book entry) to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

     (e) The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

     (f) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable to the Company, including Rule 14e-1, in connection with an Offer required to be made by the Company to repurchase the Notes as a result of a Change of Control Trigger Date or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

     (g) With respect to any Offer, if the Company deposits prior to 10 a.m. New York City time with the Paying Agent on the Purchase Date an amount in available funds sufficient to purchase all Notes accepted by the Company for payment, interest shall cease to accrue on such Notes after the Purchase Date; provided, however, that if the Company fails to deposit such amount on the Purchase Date, interest shall continue to accrue on such Notes until such deposit is made.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.   PAYMENT OF NOTES.

     (a) The Company shall pay the principal of, and premium, if any, and accrued and unpaid interest on the Notes on the dates and in the manner provided in the Notes. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments. Principal of, premium, if any, and accrued and unpaid interest, and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent (other than the Company or any of its Subsidiaries), the Global Note Holder or each Holder that has specified an account, holds, as of 10:00 a.m. New York City time, money the Company deposited in immediately available funds designated for and sufficient to pay in cash all principal, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, then due; provided that, to the extent that the Holders have not specified accounts, such amounts shall be considered paid on the date due if the Company mails a check for such amounts on such date. The Paying Agent shall return to the Company, no later than five (5) days following the date of payment, any money (including accrued interest) that exceeds the amount of principal, premium, if any, accrued and unpaid interest, and Liquidated Damages, if any, paid on the Notes. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Company shall not later than three (3) Business Days prior to the date that any payment of Liquidated Damages is due (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

     (b) To the extent lawful, the Company shall pay interest (including Post-Petition Interest) on (i) overdue principal and premium at the then applicable interest rate on the Notes, compounded semiannually and (ii) overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate as set forth in clause (i), compounded semiannually.

SECTION 4.02.   SEC REPORTS.

     (a) So long as the Notes are outstanding, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors shall file with the SEC (unless the SEC will not accept such filing) the annual reports, quarterly reports and other documents relating to the Company and its Restricted Subsidiaries that the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) if the Company were subject to such reporting requirements.

     (b) The Company and the Guarantors shall provide to the Holders and file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports, quarterly reports and other documents (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act and the SEC will not accept such filing as is prescribed in Section 4.02(a), the Company and the Guarantors shall provide to the Holders and file with the Trustee, within 15 days after it would have been required or permitted, as the case may be, to file with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditor's report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, quarterly reports and other documents relating to the Company and its Restricted Subsidiaries if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act. Subsequent to the qualification of this Indenture under the TIA, the Company also shall comply with the provisions of section 314(a) of the TIA.

     (c) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports it furnishes to its stockholders generally to be filed with the Trustee, and the Company shall mail such reports to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements referred to in Section 4.02(a), including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so mailed to the Holders within 120 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the first three fiscal quarters of each year. The Company shall cause to be disclosed in a statement accompanying any annual report or comparable information as of the date of the most recent financial statements in each such report or comparable information the amount available for payments pursuant to
Section 4.05.

     (d) If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, for so long as any Notes remain outstanding, the Company shall furnish to the Holders, securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.03.   COMPLIANCE CERTIFICATE.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company has taken or proposes to take with respect thereto) and that, to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 4.01, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10,
4.11, 4.12, 4.13, 4.14, 4.15 or 4.17 or of Article 5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04.   STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.05.   LIMITATION ON RESTRICTED PAYMENTS.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any Restricted Subsidiary's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and dividends or distributions payable by a Restricted Subsidiary pro rata to its shareholders; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries, other than any such Equity Interests purchased from the Company or any Restricted Subsidiary for fair market value determined by the Board of Directors in good faith; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") if, at the time of such Restricted Payment:

     (A) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

     (B) immediately after such Restricted Payment and after giving effect thereto on a Pro Forma Basis, the Company shall not be able to issue $1.00 of additional Indebtedness pursuant to Section 4.07(a); or

     (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date of original issuance of the Notes, without duplication, exceeds the sum of: (1) 50% of the aggregate Consolidated Net Income (including, for this purpose, gains from Asset Sales and, to the extent not included in Consolidated Net Income, any gain from a sale or disposition of a Restricted Investment) of the Company (or, in case such aggregate is a loss, 100% of such loss) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the date of original issuance of the Notes and ended as of the Company's most recently ended fiscal quarter at the time of such Restricted Payment; plus (2) 100% of the aggregate net cash proceeds and the fair market value of any property or securities, as determined by the Board of Directors in good faith, received by the Company from the issue or sale of Equity Interests of the Company or Holdings (to the extent contributed to the Company) subsequent to the date of original issuance of the Notes (other than (x) Equity Interests issued or sold to a Restricted Subsidiary and (y) Disqualified Stock); plus (3) $5.0 million; plus (4) the amount by which the principal amount of and any accrued interest on either Senior Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the date of original issuance of the Notes of any Indebtedness of the Company or any Restricted Subsidiary (not held by the Company or any Restricted Subsidiary) for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property or securities (as determined by the Board of Directors in good faith), distributed by the Company or any Restricted Subsidiary (to Persons other than the Company or any other Restricted Subsidiary) upon such conversion or exchange); plus (5) if any Non-Restricted Subsidiary is redesignated as a Restricted Subsidiary, the value of the Restricted Payment that would result if such Subsidiary were redesignated as a Non-Restricted Subsidiary at such time, as determined in accordance with Section 4.17(a); provided, however, that for purposes of this clause (5), the value of any redesignated Non-Restricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to clause (ii) of Section 4.05(b).

     (b) Notwithstanding the foregoing, the following Restricted Payments may be made: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, such payment would comply with all covenants of this Indenture (including, but not limited to, Section 4.05); (ii) making Restricted Investments at any time, and from time to time, in an aggregate outstanding amount of $10.0 million after the date of original issuance of the Notes (it being understood that if any Restricted Investment after the date of original issuance of the Notes pursuant to this clause (ii) is sold, transferred or otherwise conveyed to any Person other than the Company or a Restricted Subsidiary, the portion of the net cash proceeds or fair market value of securities or properties paid or transferred to the Company and its Restricted Subsidiaries in connection with such sale, transfer or conveyance that relates or corresponds to the repayment or return of the original cost of such a Restricted Investment will replenish or increase the amount of Restricted Investments permitted to be made pursuant to this clause (ii), so that up to $10.0 million of Restricted Investments may be outstanding under this clause
(ii) at any given time); provided that, without otherwise limiting this clause
(ii), any Restricted Investment in a Subsidiary made pursuant to this clause
(ii) is made for fair market value (as determined by the Board of Directors in good faith); (iii) the repurchase, redemption, retirement or acquisition of Equity Interests of the Company or Holdings from the executives, management, employees or consultants of the Company or its Restricted Subsidiaries in an aggregate amount not to exceed $7.5 million; (iv) any loans, advances, distributions or payments from the Company to its Restricted Subsidiaries, or any loans, advances, distributions or payments by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, in each case pursuant to intercompany Indebtedness, intercompany management agreements and other intercompany agreements and obligations; (v) the purchase, redemption, retirement or other acquisition of the Notes pursuant to Sections 3.08, 4.14 or 4.15; (vi) the payment of (a) consulting, financial and investment banking fees under the TJC Agreement, provided, that no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, and the Company's Obligations to pay such fees under the TJC Agreement shall be subordinated expressly to the Company's Obligations in respect of the Notes, and (b) indemnities, expenses and other amounts under the TJC Agreement; (vii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock) or the redemption, repurchase, retirement or other acquisition of any Equity Interests of any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of other Equity Interests of such Restricted Subsidiary; provided that, in each case, any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from Sections 4.05(a)(iv)(C)(1) and (2); (viii) the defeasance, redemption or repurchase of Subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an issuance of permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or the defeasance, redemption or repurchase of Subordinated Indebtedness of any Restricted Subsidiary with the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of such Restricted Subsidiary (other than Disqualified Stock); provided that, in each case, any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from Sections 4.05(a)(iv)(C)(1) and (2); (ix) Restricted Investments made or received in connection with the sale, transfer or disposition of any business, properties or assets of the Company or any Restricted Subsidiary, provided, that if such sale, transfer or disposition constitutes an Asset Sale, the Company complies with Section 4.15; (x) any Restricted Investment constituting securities or instruments of a Person issued in exchange for trade or other claims against such Person in connection with a financial reorganization or restructuring of such person; (xi) payments to Holdings in an amount sufficient to permit Holdings to make required payments on the Holdings Subordinated Notes; (xii) payments in connection with the Transactions as set forth in the Offering Memorandum; (xiii) payments of fees, expenses and indemnities to the directors of Holdings, the Company and its Restricted Subsidiaries; (xiv) payments to Holdings in respect of accounting, legal or other professional or administrative expenses or reimbursements or franchise or similar taxes and governmental charges incurred by it relating to the business, operations or finances of the Company and its Restricted Subsidiaries and in respect of fees and related expenses associated with any registration statements relating to the Notes filed with the SEC and subsequent ongoing public reporting requirements with respect to the Notes; (xv) so long as Holdings files consolidated income tax returns that include the Company, payments to Holdings pursuant to the Tax Sharing Agreement; (xvi) payments, if any, relating to any purchase price adjustment pursuant to the terms of the Acquisition Agreement;
(xvii) payments in respect of the Wolff Noncompetition Agreement; and (xviii) shareholder loans in an aggregate principal amount not to exceed $1.0 million.

SECTION 4.06.   CORPORATE EXISTENCE.

     Subject to Section 4.15 and Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of its Restricted Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.07.   LIMITATION ON INCURRENCE OF INDEBTEDNESS.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, issue any Indebtedness (other than the Indebtedness represented by the Notes) unless the Company's Cash Flow Coverage Ratio for its four full fiscal quarters next preceding the date such additional Indebtedness is issued would have been at least 2.0 to 1 determined on a Pro Forma Basis (including, for this purpose, any other Indebtedness incurred since the end of the applicable four quarter period) as if such additional Indebtedness and any other Indebtedness issued since the end of such four quarter period had been issued at the beginning of such four quarter period.

     (b) Section 4.07(a) shall not apply to the issuance of: (i) Indebtedness of the Company and/or its Restricted Subsidiaries under the New Credit Agreement in an aggregate principal amount outstanding on such date of issuance not to exceed the greater of (A) $115.0 million and (B) the sum of: (1) 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis and (2) 65% of the book value of the inventories of the Company and its Restricted Subsidiaries; provided that the aggregate principal amount of Indebtedness outstanding under this clause (i) together with the aggregate principal amount of Indebtedness outstanding under clause (iii) below shall not exceed $140.0 million at any one time outstanding (less the amount of any permanent reductions as set forth in Section 4.15); (ii) Indebtedness of the Company and its Restricted Subsidiaries in connection with capital leases, sale and leaseback transactions, purchase money obligations, capital expenditures or similar financing transactions relating to: (A) their properties, assets and rights as of the date of original issuance of the Notes not to exceed $7.5 million in aggregate principal amount at any one time outstanding, or (B) their properties, assets and rights acquired after the date of original issuance of the Notes, provided that the aggregate principal amount of such Indebtedness under this clause (ii)(B) does not exceed 100% of the cost of such properties, assets and rights; (iii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount up to $25.0 million (all or any portion of which may be issued as additional Indebtedness under the New Credit Agreement) provided that the aggregate principal amount of Indebtedness outstanding under this clause (iii) together with the aggregate principal amount of Indebtedness outstanding under clause (i) above shall not exceed $140.0 million at any one time outstanding (less the amount of any permanent reductions as set forth in Section 4.15); and (iv) Other Permitted Indebtedness.

SECTION 4.08.   LIMITATION ON SENIOR SUBORDINATED DEBT.

     (a) The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes.

     (b) No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Note Guarantees.

SECTION 4.09.   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     (a) Except as otherwise set forth herein, neither the Company nor any of its Restricted Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan are referred to as an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

     (b) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Affiliate Transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5.0 million (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors of the Company in good faith) unless the Company delivers to the Trustee: (i) a resolution of the Board of Directors of the Company stating that the Board of Directors (including a majority of the disinterested directors, if any) has, in good faith, determined that such Affiliate Transaction complies with the provisions of this Indenture, and (ii)
(A) with respect to any Affiliate Transaction involving the incurrence of Indebtedness, a written opinion of a nationally recognized investment banking or accounting firm experienced in the review of similar types of transactions, (B) with respect to any Affiliate Transaction involving the transfer of real property, fixed assets or equipment, either directly or by a transfer of 50% or more of the Capital Stock of a Restricted Subsidiary which holds any such real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser, experienced in the review of similar types of transactions or (C) with respect to any Affiliate Transaction not otherwise described in (A) and (B) above, a written certification from a nationally recognized professional or firm experienced in evaluating similar types of transactions, in each case, stating that the terms of such transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (c) Notwithstanding Sections 4.09(a) and (b), Section 4.09 will not apply to: (i) transactions between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; (ii) payments under the TJC Agreement; (iii) any other payments or transactions permitted pursuant to Section 4.05; (iv) (A) payments and transactions under Incentive Arrangements and (B) reasonable compensation paid to officers, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or executives; (v) payments and transactions in connection with the Transactions and the application of the net proceeds therefrom; (vi) the sale of the corporate aircraft owned by the Company on the date of issuance of the Notes to Robert M. Wolff or his designee; or (vii) the sale, transfer and/or termination of the officers' life insurance policies in effect on the date of issuance of the Notes.

     (d) Notwithstanding Sections 4.09(a) and (b), any Affiliate Transaction between the Company and Affiliated Embroiderers relating to the provision of embroidery services in the ordinary course of business shall not be subject to the provisions of clause (ii) of Section 4.09(b).

SECTION 4.10.   LIMITATION ON LIENS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than Permitted Liens, upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom unless all payments due under this Indenture and the

Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.11.   COMPLIANCE WITH LAWS, TAXES.

     The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, the non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole.

     The Company shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except those contested in good faith by appropriate proceedings.

SECTION 4.12. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Restricted Subsidiary, or pay any Indebtedness owed to, the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company, or (iii) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (A) applicable law, (B) Indebtedness permitted (1) under Section 4.07(a) and (2) under clauses (i), (ii) and (iii) of Section 4.07(b) and clauses
(iv), (vii) and (x) of the definition of "Other Permitted Indebtedness," provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to the items set forth in clauses (i), (ii) and (iii) of this
Section 4.12(a) than those contained in the New Credit Agreement as in effect on the date of this Indenture, (C) customary provisions restricting subletting or assignment of any lease or license of the Company or any Restricted Subsidiary,
(D) customary provisions of any franchise, distribution or similar agreement,
(E) any instrument governing Indebtedness or preferred stock or any other encumbrance or restriction of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (F) Indebtedness or other agreements existing on the date of original issuance of the Notes, (G) any Refinancing Indebtedness permitted under Section 4.07, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in any material respect with regard to the interests of the holders of the Notes than those contained in the agreements governing the Indebtedness being refinanced, (H) any restrictions, with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Restricted Subsidiary, (I) the terms of purchase money or capital lease obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired, or
(J) any instrument governing the sale of assets of the Company or any Restricted Subsidiary, which encumbrance or restriction applies solely to the assets of the Company or such Restricted subsidiary being sold in such transaction.

     (b) Nothing contained in Section 4.12 shall prevent the Company from entering into any agreement or instrument providing for the incurrence of Permitted Liens or restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that are subject to Permitted Liens.

SECTION 4.13.   MAINTENANCE OF OFFICE OR AGENCIES.

     The Company shall maintain in the Borough of Manhattan, the City of New York an office or an agency (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee located at 14 Wall Street, 8th Floor, Window #2, New York, New York 10005 as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.14.   CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder of Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an Offer at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. Although the failure of the Company to purchase all Notes tendered in such an Offer shall be a Default, if the Company is unable to purchase all Notes tendered in such an Offer, the Company shall nevertheless purchase the maximum principal amount of Notes that it is able to purchase at that time.

     (b) Prior to the mailing of the notice referred to in Section 3.08(a), but in any event within 30 days following any Change of Control Trigger Date, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the New Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the New Credit Agreement and all such other Senior Indebtedness to permit the repurchase of the Notes. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions of this Section 4.14. The Company's failure to comply with this covenant shall constitute an Event of Default described in clause (a)(iii) and not in clause (a)(ii) under Section 6.01.

     (c) In the event of a Change of Control, the Company shall not offer to purchase or redeem any Subordinated Indebtedness required or entitled by its terms to be redeemed or purchased until the

Change of Control Offer for the Notes has been consummated and all Notes tendered pursuant to such Offer have been accepted for payment.

SECTION 4.15.   LIMITATION ON ASSET SALES.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale (including the sale of any of the Capital Stock of any Restricted Subsidiary) providing for Net Proceeds in excess of $2.5 million unless at least 75% of the Net Proceeds from such Asset Sale are applied (in any manner otherwise permitted by this Indenture) to one or more of the following purposes in such combination as the Company shall elect:
(a) an investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of the Company and its Restricted Subsidiaries at the time of the Asset Sale or the making of a capital expenditure otherwise permitted by this Indenture; provided that such investment occurs within 365 days of the date of such Asset Sale (the "Asset Sale Disposition Date"), (b) to reimburse the Company or its Restricted Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking, (c) to cash collateralize letters of credit; provided any such cash collateral released to the Company or its Restricted Subsidiaries upon the expiration of such letters of credit shall again be deemed to be Net Proceeds received on the date of such release, (d) the permanent purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness of the Company or Indebtedness of the Company's Restricted Subsidiaries (with a corresponding reduction in any commitment relating thereto) on or prior to the 365th day following the Asset Sale Disposition Date or (e) an Offer expiring on or prior to the Purchase Date.

     (b) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Marketable Securities; provided that, solely for purposes of calculating such 75% of the consideration, the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 90 days after receipt, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash and cash equivalents for purposes of this provision. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the first sentence of this paragraph shall constitute "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds exceeds $10.0 million (such date being an "Asset Sale Trigger Date"), the Company shall make an Offer to all Holders of Notes to purchase the maximum principal amount of the Notes then outstanding that may be purchased out of Excess Proceeds, at an offer price in cash in an amount equal to 100% of principal amount thereof plus any accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date in accordance with the procedures set forth in this Indenture.

     (d) To the extent that any Excess Proceeds remain after completion of an Offer, the Company may use such remaining amount for general corporate purposes.

     (e) If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis, by lot or by a method that complies with the requirements of any stock exchange on which the Notes are listed and that the Trustee considers fair and appropriate.

     (f) Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     (g) Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied as described in Section 4.15, but may be retained for so long, but only for so long, as the applicable local law prohibits repatriation to the United States. The Company shall promptly take all reasonable actions required by the applicable local law to permit such repatriation, and once such repatriation of any affected Net Proceeds is not prohibited under applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be applied in the manner set forth above as if such Asset Sale have occurred on the date of repatriation.

SECTION 4.16   NOTE GUARANTEES.

     In the event that the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the date of this Indenture, then such newly acquired or created Restricted Subsidiary shall execute and deliver to the Trustee a Note Guarantee in accordance with Section
12.01 hereof.

SECTION 4.17   DESIGNATION OF RESTRICTED AND NON-RESTRICTED SUBSIDIARIES.

     (a) From and after the date of original issuance of the Notes, the Company may designate any existing or newly formed or acquired Subsidiary as a Non-Restricted Subsidiary; provided that (i) either (A) the Subsidiary to be so designated has total assets of $1.0 million or less or (B) immediately before and after giving effect to such designation on a Pro Forma Basis: (1) the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.07(a) determined on a Pro Forma Basis; and (2) no Default or Event of Default shall have occurred and be continuing, and (ii) all transactions between the Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to Section 4.09. Any Investment made by the Company or any Restricted Subsidiary that is redesignated from a Restricted Subsidiary to a Non-Restricted Subsidiary shall be considered a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated a Non-Restricted Subsidiary in the amount of the greater of (i) the fair market value (as determined by the Board of Directors of the Company in good faith) of the Equity Interests of such Subsidiary held by the Company and its Restricted Subsidiaries on such date, and (ii) the amount of the Investments determined in accordance with GAAP made by the Company and any of its Restricted Subsidiaries in such Subsidiary.

     (b) A Non-Restricted Subsidiary may be redesignated as a Restricted Subsidiary. The Company shall not, and shall not permit any Restricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of a Non-Restricted Subsidiary or otherwise, but not including through the creation of a new Restricted Subsidiary) unless, immediately before and after giving effect to such action, transaction or series of transactions on a Pro Forma Basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to
Section 4.07(a) and (ii) no Default or Event of Default shall have occurred and be continuing.

     (c) The designation of a Subsidiary as a Restricted Subsidiary or the removal of such designation is required to be made by a resolution adopted by a majority of the Board of Directors of the Company stating that the Board of Directors has made such designation in accordance with this Indenture, and the Company is required to deliver to the Trustee such resolution together with an Officers' Certificate certifying that the designation complies with this Indenture. Such designation will be effective as of the date specified in the applicable resolution, which may not be before the date the applicable Officers' Certificate is delivered to the Trustee.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.   MERGER OR CONSOLIDATION.

     (a) The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person (any such consolidation, merger or sale being a "Disposition") unless
(i) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made expressly assumes the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Indenture and the Notes; (iii) immediately after such Disposition, no Default or Event of Default shall exist; and (iv) the corporation formed by or surviving any such Disposition, or the corporation to which such Disposition shall have been made, shall (A) have Consolidated Net Worth (immediately after the Disposition but prior to giving any pro forma effect to purchase accounting adjustments or Restructuring Charges resulting from the Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Disposition, (B) be permitted immediately after the Disposition by the terms of this Indenture to issue at least $1.00 of additional Indebtedness determined on a Pro Forma Basis, and (C) have a Cash Flow Coverage Ratio, for the four fiscal quarters immediately preceding the applicable Disposition, and determined on a Pro Forma Basis, equal to or greater than the actual Cash Flow Coverage Ratio of the Company for such four quarter period.

     (b) Prior to the consummation of any proposed Disposition, the Company shall deliver to the Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed Disposition and such supplemental indenture comply with this Indenture.

SECTION 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any Disposition, the Successor Corporation resulting from such Disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor has been named as the Company herein; provided, however, that neither the Company nor any Successor Corporation shall be released from its Obligation to pay the principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

     (a)  An Event of Default is:

          (i) a default for 30 days in payment of interest on, or Liquidated Damages, if any, with respect to, the Notes;

          (ii) a default in payment when due of principal or premium, if any, with respect to, the Notes;

         (iii) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, this Indenture or the Notes outstanding and the Default continues for the period, if applicable, and after the notice specified in Section 6.01(b);

          (iv) a default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (A) either (1) such default results from the failure to pay principal of or interest on any such Indebtedness at or after the final maturity thereof (after giving effect to any extensions thereof) or (2) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity, and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or because of the acceleration of the maturity thereof, aggregates in excess of $10,000,000;

          (v) a failure by the Company or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $5,000,000, which judgments a court of competent jurisdiction does not rescind, annul or stay within 45 days after their entry;

          (vi) in existence when the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors; and

         (vii) in existence when a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

               (C) orders the liquidation of the Company or any Significant Subsidiary,

               and any such order or decree remains unstayed and in effect for 60 days.

        (viii) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee.

     (b) A Default or Event of Default under Section 6.01(a)(iii) (other than an Event of Default arising under Section 5.01, which shall be an Event of Default with the notice but without the passage of time specified in this Section 6.01(b)) is not an Event of Default under this Indenture until the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding notify the Company of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied, and state that the notice is a "Notice of Default."

     (c) In the case of any Event of Default pursuant to Sections 6.01(a)(i) and
(ii) occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have to pay if the Company then had elected to redeem the Notes pursuant to paragraph 5 of the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

     (d) The Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.

     (e) The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or an Event of Default pursuant to Sections 6.01(a)(i) and (ii)) if the Trustee determines that withholding notice is in their interest.

SECTION 6.02.   ACCELERATION.

     (a) Upon the occurrence of an Event of Default (other than an Event of Default under clause Sections 6.01(a)(vi) and (vii)), the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all Notes (i) to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and, upon receipt by the Company of such Acceleration Notice, the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to all Notes shall be due and payable immediately; or (ii) if there are any amounts outstanding under the New Credit Agreement, to be due and payable immediately upon the first to occur of (A) an acceleration under the New Credit Agreement or (B) five business days after receipt by the Company of such Acceleration Notice, but only if such Event of Default is then continuing; provided, however, that if an Event of Default arises under Section 6.01(a)(vi) or (vii), the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to all Notes, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Notes.

     (b) The holders of a majority in principal amount of the Notes then outstanding, by notice to the Trustee, may rescind any declaration of acceleration of such Notes and its consequences (if the rescission would not conflict with any judgment or decree) if all existing Events of Default (other than the nonpayment of principal of or interest on such Notes that shall have become due by such declaration) shall have been cured or waived.

     (c) If there has been a declaration of acceleration of the Notes because an Event of Default under Section 6.01(a)(iv) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in Section 6.01(a)(iv) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days thereof and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except non-payment of principal, premium, interest or Liquidated Damages that shall have become due solely because of the acceleration, have been cured or waived, and (iii) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (i) and (ii) above.

SECTION 6.03.   OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or any accrued and unpaid interest on, or Liquidated Damages, if any, with respect to the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

     The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all Holders of Notes waive any existing Default or Event of Default under this Indenture and its consequences, except a continuing Default in the payment of the principal of, premium, if any, and interest on, and Liquidated Damages, if any, with respect to such Notes, which may only be waived with the consent of each Holder of Notes affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

     Subject to Section 7.01(e), the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability.

SECTION 6.06.   LIMITATION ON SUITS.

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if (i) the Holder gives to the Trustee notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Holders of the Notes may not enforce this Indenture, except as provided herein.

SECTION 6.07.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a)(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section
7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any Insolvency or Liquidation Proceeding.

SECTION 6.10.   PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the Trustee for amounts due under Section 7.07;

     Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11.   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

     (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and
(ii) use the same degree of care and skill in exercising such rights and powers as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

     (b) Except during the continuance of an Event of Default:

     (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

     (i)  this paragraph does not limit the effect of Section 7.01(b);

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.05.

     (d) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money it receives except as the Trustee may agree in writing with the Company. Money the Trustee holds in trust need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

     (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be obligated to investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may reasonably require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any Agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take, except to the extent that such action or omission to act constitutes negligence or wilful misconduct on the part of the Trustee.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections
7.10 and 7.11.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or for any money paid to the Company or upon the Company's direction under any provisions hereof, it shall not be responsible for the use or application of any money any Paying Agent other than the Trustee receives, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document furnished or issued in connection with the sale of the Notes or pursuant to this Indenture, other than its certificate of authentication.

SECTION 7.05.   NOTICE TO HOLDERS OF DEFAULTS AND EVENTS OF DEFAULT.

     If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the Holders' interests.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after each May 15 beginning with May 15, 1997, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with section 313(a) of the TIA (but if no event described in section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by section 313(c) of the TIA.

     Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each national securities exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any national securities exchange.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances, fees and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify and hold harmless the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) against any and all losses, liabilities or expenses the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The Company's Obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs through the Trustee's negligence or bad faith.

     To secure the Company's payment of its Obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property the Trustee holds or collects. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) or (viii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

     (i)  the Trustee fails to comply with Section 7.10;

     (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

    (iii) a Custodian or public officer takes charge of the Trustee or its property; or

     (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee, provided that the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities it incurred prior to being replaced.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

     The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of sections 310(a)(1), (2) and (5) of the TIA. The Trustee is subject to section 310(b) of the TIA.

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

     The Trustee is subject to section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent indicated therein.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.01.   DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

     (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation, or (ii) all outstanding Notes have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Notes, including interest, premium and Liquidated Damages thereon (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable under this Indenture by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect.

     (b) Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17, and
the operation of Sections 5.01(a)(iii), 5.01(a)(iv), or 6.01(a)(iii) through
(a)(v) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes shall not be accelerated because of an Event of Default specified in Sections 6.01(a)(iii) through (a)(v) or because of the Company's failure to comply with Section 5.01(a)(iii) and 5.01(a)(iv).

     Upon satisfaction of the conditions set forth herein and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 7.07, 7.08, 8.04, 8.05 and
8.06, and the Trustee's and the Paying Agent's obligations in Section 8.04 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 and the Company's, the Trustee's and the Paying Agent's obligations in Section 8.04 shall survive.

SECTION 8.02.   CONDITIONS TO DEFEASANCE.

     The Company may exercise its legal defeasance option or its covenant defeasance option only if:

     (1) the Company irrevocably deposits in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations sufficient for the payment in full of the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes then outstanding, as of the maturity date, the redemption date or the Purchase Date, as the case may be;

     (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or an investment bank expressing its opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay when due principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to all the Notes to maturity or redemption, as the case may be;

     (3) since the Company's irrevocable deposit provided for in Section 8.02(1), 91 days have passed;

     (4) no Default has occurred and is continuing on the date of such deposit and after giving effect to it;

     (5) the deposit does not constitute a default under any other agreement binding on the Company;

     (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

     (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) under applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law); and

     (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes contemplated by this Article 8 have been satisfied.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption or purchase of Notes at a future date in accordance with Article 3.

SECTION 8.03.   APPLICATION OF TRUST MONEY.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes.

SECTION 8.04.   REPAYMENT TO THE COMPANY.

     After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities they hold.

     The Trustee and the Paying Agent shall pay to the Company upon written request by the Company any money they hold for the payment of principal, premium, interest or Liquidated Damages that remains unclaimed for one year after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York (including, without limitation, The Wall Street Journal). After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.05.   INDEMNITY FOR GOVERNMENT OBLIGATIONS.

     The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.   REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations the Trustee or Paying Agent holds.


                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.01.   AMENDMENTS AND SUPPLEMENTS PERMITTED WITHOUT CONSENT OF HOLDERS.

     Notwithstanding Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to provide for the assumption by a Successor Corporation of the Company's Obligations to the Holders in the event of a Disposition pursuant to Article 5; (d) to comply with SEC's requirements to effect or maintain the qualification of this Indenture under the TIA; (e) to comply with Section 12.01; or (f) to make any change that does not adversely affect any Holder's legal rights under this Indenture.

     Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   AMENDMENTS AND SUPPLEMENTS REQUIRING CONSENT OF HOLDERS.

     Subject to Section 6.07, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) may also waive any existing Default or Event of Default (other than a payment Default) and its consequences or compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

     Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in
Section 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the rate of or change the time for payment of interest, including interest as set forth in Section 4.01, or Liquidated Damages on any Note or alter the redemption or purchase provisions with respect thereto or the price at which the Company is required to offer to purchase any Note; (3) reduce the principal of or change the fixed maturity of any Note; (4) make any Note payable in money other than that stated in the Note; (5) make any change in Section 6.04 or 6.07 or in this sentence of this Section 9.02; or (6) waive a default in the payment of the principal of, or premium, if any, or any accrued and unpaid interest on, or Liquidated Damages, if any, with respect to, or redemption or purchase payment with respect to, any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration).

     Without the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver under this Section may make any change in the provisions under Article 10 of this Indenture.

SECTION 9.03.   COMPLIANCE WITH TIA.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (6) of Section
9.02. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may (at the Company's expense) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE PROTECTED.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01.   AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Marketable Securities of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 10.02.   LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

     (a) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Marketable Securities of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before Holders shall be entitled to receive any payment with respect to the Notes (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.02 hereof); and

     (b) until all Obligations with respect to Senior Indebtedness are paid in full in cash or Marketable Securities, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.02 hereof), as their interests may appear.

SECTION 10.03.   DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

     (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (x) Permitted Junior Securities and (y) payments and other distributions made from any defeasance trust created pursuant to Section 8.02 hereof) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:

     (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness; or

     (ii) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment

          Blockage Notice") from a Person who may give it pursuant to Section
          10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the date of receipt by the Trustee of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provision under which a default previously existed or was continuing shall constitute a new default for this purpose).

     (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of: (i) the date upon which the default is cured or waived, or (ii) in the case of a default referred to in Section 10.03(a)(ii) hereof, 179 days pass after the applicable Payment Blockage Notice is received by the Company if the maturity of such Designated Senior Indebtedness has not been accelerated (or, if such Designated Senior Indebtedness has been accelerated, such Designated Senior Indebtedness has not been paid in full in cash or Marketable Securities) and if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.   ACCELERATION OF NOTES.

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 10.05.   WHEN DISTRIBUTION MUST BE PAID OVER.

     (a) In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 hereof, such payment shall be held by the Trustee or such Holder in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their representative (the "Representative") under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in cash or Marketable Securities in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06.   NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article.

SECTION 10.07.   SUBROGATION.

     After all Senior Indebtedness is paid in full in cash or Marketable Securities and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.08.   RELATIVE RIGHTS.

     (a) This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall: (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; (ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

     (b) If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10.   DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.   RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.   AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, the Holders are hereby authorized to file an appropriate claim.

SECTION 10.13.   AMENDMENTS.

     The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness (in accordance with the provisions thereof).

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01.   TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of section 318(c) of the TIA, the imposed duties shall control.

SECTION 11.02.   NOTICES.

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

     If to the Company:

         GFSI, Inc.
         9700 Commerce Parkway
         Lenexa, Kansas  66219
         Attention: director of finance
         Telecopier: (913) 752-3336
     with copies to:

         Mayer, Brown & Platt
         1675 Broadway
         New York, New York  10019
         Attention:  James B. Carlson, Esq.
         Telecopier No.: (212) 262-1910

         The Jordan Company
         9 West 57th Street
         40th Floor
         New York, New York  10019
         Attention: A. Richard Caputo, Jr.
         Telecopier No.: (212) 755-5263

     If to the Trustee:

         Fleet National Bank
         777 Main Street
         Hartford, Connecticut 06115
         Attention: Corporate Trust Administration CTMO0238
         Telecopier No.: (860) 986-7920

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of section 312(c) of the TIA.

SECTION 11.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to section 314(a)(4) of the TIA) shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

SECTION 11.06.   RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.   LEGAL HOLIDAYS.

     If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.   NO RECOURSE AGAINST OTHERS.

     No officer, employee, director, stockholder or Subsidiary of the Company shall have any liability for any Obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of the Company's Obligations under the Notes. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes. The foregoing waiver may not be effective to waive liabilities under the Federal securities law and the SEC is of the view that such a waiver is against public policy.

SECTION 11.09.   COUNTERPARTS.

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 11.10.   VARIABLE PROVISIONS.

     The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

     The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.03 shall be for the fiscal year ending on June 30, 1997.

SECTION 11.11.   GOVERNING LAW.

     The internal laws of the State of New York shall govern this Indenture and the Notes, without regard to the conflict of laws provisions thereof.

SECTION 11.12.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 11.13.   SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.14.   SEVERABILITY.

     If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.15.   TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 12
                               GUARANTEE OF NOTES

SECTION 12.01.   EXECUTION AND DELIVERY OF NOTE GUARANTEE.

     (a) After the date of this Indenture, if the Company, or any of its Restricted Subsidiaries, shall acquire or create a Restricted Subsidiary, or redesignate a Non-Restricted Subsidiary to be a Restricted Subsidiary, then such Restricted Subsidiary shall execute a guarantee (a "Note Guarantee"). Such Note Guarantee shall be substantially in the form of Exhibit E and shall be accompanied by a Supplemental Indenture substantially in the form of Exhibit F, along with such other opinions, certificates and documents as required under this Indenture; provided, however, that any Subsidiary that has been properly designated as a Non-Restricted Subsidiary in accordance with Section 4.17 need not execute a Note Guarantee for so long as it continues to constitute a Non-Restricted Subsidiary.

     (b) Except as provided for under Section 12.02, a Guarantor shall be subject to the provisions of this Indenture from the date of the Supplemental Indenture to which its Note Guarantee relates and until such time as it has been properly designated as a Non-Restricted Subsidiary pursuant to Section 4.17.

SECTION 12.02. SUBORDINATION OF NOTE GUARANTEE; GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     (a) The obligations of each Guarantor under its Note Guarantee pursuant to this Article 12 shall be subordinated to the prior payment in full in cash or Marketable Securities of all Senior Indebtedness of each Guarantor (including such Guarantor's guarantee of the New Credit Agreement) to the same extent that the Notes are subordinated to Senior Indebtedness of the Company pursuant to
Article 10 of this Indenture. For the purposes of this foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors in respect of any Note Guarantee only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

     (b) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of Section 12.02(c), the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Cash Flow Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Coverage test set forth in Section 4.07; provided, that the requirements of clauses (iii) and (iv) of this paragraph will not apply in the case of a consolidation with or merger with or into the Company or another Guarantor.

     (c) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor or any such designation) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

     (d) In the event that the Company designates a Guarantor to be a Non-Restricted Subsidiary, then such Guarantor shall be released and relieved of any obligations under its Note Guarantee; provided that such designation is conducted in accordance with Section 4.17.

                          [NEXT PAGE IS SIGNATURE PAGE]

Dated as of February 27, 1997                GFSI, INC.



                                             By: /s/ Illegible
                                                 -------------------------------
                                                   Name:
                                                   Title:





Dated as of February 27, 1997                FLEET NATIONAL BANK,
                                                as Trustee



                                             By: /s/ Michael M. Hopkins
                                                 -------------------------------
                                                   Name: MICHAEL M. HOPKINS
                                                   Title: VICE PRESIDENT

                                                                       EXHIBIT A

                                 (Face of Note)

              9 5/8% Series [A/B] Senior Subordinated Note due 2007


     No.                                                             $__________

     CUSIP No. [361695AA7/361695AB5]

                                   GFSI, INC.


     promises to pay to

     or registered assigns,

     the principal sum of

     Dollars on _________, 2007.

     Interest Payment Dates:

     Record Dates:

                                               Dated: February __, 1997

                                               GFSI, INC.

                                               By:______________________________
                                                   Name:
                                                   Title:

Trustee's Certificate of Authentication
Dated: February __, 1997


This is one of the
Notes referred to in the
within-mentioned Indenture:


FLEET NATIONAL BANK,
as Trustee

By:_____________________________
      (Authorized Signatory)

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Senior Subordinated Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Depository Trust Company shall act as the Depository until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY Person IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Additional provisions of this Senior Subordinated Note are set forth on the other side of this Senior Subordinated Note.



--------
1. This paragraph should be included only if the Senior Subordinated Note is issued in global form.

                                 (Back of Note)


              9 5/8% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2007

     1. Interest. GFSI, Inc. (the "Company") promises to pay interest on the principal amount of the Notes at the rate and in the manner specified below. Interest on the Notes will accrue at 9 5/8% per annum from the date this Note is issued until maturity. The Company will pay Liquidated Damages pursuant to
Section 5 of the Registration Rights Agreement referred to below. Interest and Liquidated Damages, if any, will be payable semiannually in cash in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that the first Interest Payment Date shall be September 1, 1997. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the interest rate then in effect and shall pay interest on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered holders of Notes at the close of business on the record date for the next Interest Payment Date even if such Notes are cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments on such Notes. The Company will pay principal, premium, if any, interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will pay principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders or, if no such account is specified, by mailing a check to each such Holder's registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, if any, interest and Liquidated Damages, if any, on all Global Notes.

     3. Paying Agent and Registrar. Fleet National Bank (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture, dated as of February 27, 1997 (the "Indenture"), among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Notes are unsecured senior obligations of the Company limited to $125,000,000 in aggregate principal amount.

     5. Optional Redemption. (a) Except as described in paragraph 5(b) below, the Notes may not be redeemed at the option of the Company prior to March 1, 2002. During the twelve-month period beginning November 15 of the years indicated below, the Notes will be redeemable at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder of Notes to be redeemed, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption:

     Year                                                             Percentage
     ----                                                             ----------

     2002............................................................. 104.813%
     2003............................................................. 103.208%
     2004............................................................. 101.604%
     2005 and thereafter.............................................. 100.000%

     (b) Notwithstanding the foregoing, prior to March 1, 2000, the Company may (but shall not have the obligation to) redeem up to 40% of the original aggregate principal amount of the Notes at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided that at least 60% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption; and provided, further, that any such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

     6. Mandatory Redemption. Subject to the Company's obligation to make an offer to purchase Notes under certain circumstances pursuant to Sections 4.14 and 4.15 of the Indenture (as described in paragraph 7 below), the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes.

     7. Mandatory Offers to Purchase Notes. (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder of Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an offer (a "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

     (b) If the Company or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Notes at a purchase price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. If the Excess Proceeds are insufficient to purchase all Notes tendered pursuant to any Asset Sale Offer, the Trustee shall select the Notes to be purchased in accordance with the terms of the Indenture.

     (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Notes in a Change of Control Offer or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

     (d) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by the Company to repurchase the Notes as a result of a Change of Control or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

     8. Notice of Redemption or Purchase. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer. Also, it need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or between a record date and the next succeeding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default (except a payment Default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption by another corporation of the Company's obligations to Holders in the event of a merger or consolidation of the Company in which the Company is not the surviving corporation or a sale of substantially all of the Company's assets to such other corporation; comply with the SEC's requirements to effect or maintain the qualification of the Indenture under the Trust Indenture Act; provide for additional Guarantees with respect to the Notes; or, make any change that does not materially adversely affect any Holder's rights under the Indenture.

     12. Defaults and Remedies. Events of Default include: default for 30 days in payment of interest on, or Liquidated Damages, if any, with respect to, the Notes; default in payment of principal of, or premium, if any, on the Notes; failure by the Company for 30 days after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Notes; certain defaults under and acceleration prior to maturity of, or failure to pay at maturity, certain other Indebtedness; certain final judgments that remain undischarged; certain judicial findings of unenforceability or invalidity as to any guarantee of the Notes or the disaffirmance or denial by any guarantor of its guarantee of the Notes; and certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be immediately due and payable in an amount equal to the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to such Notes; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a payment Default) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate, and may otherwise deal with the Company or any Affiliate, as if it were not Trustee.

     14. No Recourse Against Others. No officer, employee, director, stockholder or Subsidiary of the Company shall have any liability for any Obligations of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of the Company's Obligations under the Notes. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes. The foregoing waiver may not be effective to waive liabilities under the Federal securities law and the SEC is of the view that such a waiver is against public policy.

     15. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of February 27, 1997 among the Company, and Donaldson, Lufkin & Jenrette Securities Corporation and Jefferies & Company, Inc. (the "Registration Rights Agreement").

     16. Successor Substituted. Upon the consolidation or merger by the Company with or into another corporation, or upon the sale, lease, conveyance or other disposition of all or substantially all of its assets to another corporation, in accordance with the Indenture, the corporation surviving any such merger or consolidation (if not the Company) or the corporation to which such assets were sold or transferred to shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such surviving or other corporation had been named as the Company in the Indenture.

     17. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws provisions thereof.

     18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type. Request may be made to:

                                   GFSI, Inc.
                              9700 Commerce Parkway
                              Lenexa, Kansas 66219
                         Attention: director of finance
                           Telecopier: (913) 752-3336

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:




                  (Insert assignee's soc. sec. or tax I.D. no.)






              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                             as agent to transfer this Note on the books of the
Company. The agent may substitute another to act for him.



Date:                   Your Signature:_______________________________________
                                       (Sign exactly as your name appears on the other side of this Note)



Signature Guarantee:_____________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you elect to have this Note purchased by the Company pursuant to Section
4.14 of the Indenture, check the box: | |

     If you elect to have this Note purchased by the Company pursuant to Section
4.15 of the Indenture, check the box: | |

     If you elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or 4.15 of the Indenture, state the amount (multiples of $1000 only):

$




Date:                   Your Signature:_______________________________________
                                       (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:_____________________________

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES2

     The following exchanges of a part of this Global Note for Definitive Notes have been made:




                                                                             Principal Amount of this        Signature of
                          Amount of decrease in      Amount of increase in          Global Note          authorized officer of
                        Principal Amount of this      Principal Amount of     following such decrease       Trustee or Note
   Date of Exchange            Global Note             this Global Note            (or increase)               Custodian
   ----------------            -----------             ----------------            -------------              ----------






--------
2.   This should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

                                                      -----------------, -------

Re:  9 5/8% Series [A/B] Senior Subordinated Notes due 2007 of GFSI, Inc.

     This Certificate relates to $_____ principal amount of Notes held in * ________ book-entry or *_______ definitive form by ________________ (the
"Transferor").

The Transferor*:

     | | has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     | | has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

     | | Such Note is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

     | | Such Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and in the case of clause (ii), based on an opinion of counsel if the Company so requests and together with a certification in substantially the form of Exhibit D to the Indenture).

     | | Such Note is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

----------
 *Check applicable box.

     | | Such Note is being transferred to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests together with a certification in substantially the form of Exhibit C to the Indenture).

     | | Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).






                                        [INSERT NAME OF TRANSFEROR]


                                        By:_____________________________________
                                           Name:
                                           Title:
                                        Address:





----------
 *Check applicable box.

                                                                       EXHIBIT C

                     FORM OF CERTIFICATE TO BE DELIVERED BY
                       INSTITUTIONAL ACCREDITED INVESTORS

                                                          ---------------, -----

___________________, as Registrar
Attention: Corporate Trust Department

Ladies and Gentlemen:

     We are delivering this letter in connection with an offering of $125,000,000 of 9 5/8% Series [A/B] Senior Subordinated Notes due 2007 (the "Notes") of GFSI, Inc., a Delaware corporation (the "Company"), all as described in the Offering Memorandum (the "Offering Memorandum") relating to such offering.

          (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

          (ii) any purchase of Notes will be for our own account or for the account of one or more other Institutional Accredited Investors;

          (iii) in the event that we purchase any Notes, we will acquire Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

          (iv) we have such sophistication, knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

          (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

          (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem satisfactory and necessary in connection with our decision to purchase Notes.

     We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledge or otherwise transferred only (i) to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the U.S. in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and in each case, in accordance with any applicable securities laws of any State of the United

States or any other applicable jurisdiction. We understand that the registrar and the transfer agent will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand the Notes purchased by us will be initially in book-entry form, however, to the extent that the definitive physical certificates are subsequently issued in exchange therefor, such certificates will bear a legend reflecting the substance of this paragraph.

     We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 Very truly yours,





                                 [Name of Purchaser]



                                 By:____________________________
                                     Name:
                                     Title:
                                 Address:

                                                                       EXHIBIT D

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S


                                                       -----------------, ------

______________________, as Registrar
Attention: Corporate Trust Department


Ladies and Gentlemen:

     In connection with our proposed sale of certain 9 5/8% Series [A/B] Senior Subordinated Notes due 2007 (the "Notes") of GFSI, Inc., a Delaware corporation (the "Company"), we represent that:

          (i) the offer of the Notes was not made to a person in the United States;

          (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                 Very truly yours,


                                 _______________________________
                                 [Name of Transferor]



                                 By:____________________________
                                     Name:
                                     Title:
                                 Address:

                                                                       EXHIBIT E

                             FORM OF NOTE GUARANTEE

     Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture dated as of February 27, 1997, by and between GFSI, Inc. and Fleet National Bank, as Trustee (the "Indenture"), the Notes or the obligations of the Company, hereunder or thereunder, that: (a) the principal of and premium, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal or, premium and interest and Liquidated Damages, if any, on the Notes if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of the time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

     The Obligations of the Guarantors to the Holders of the Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture. The terms of Article 12 of the Indenture are incorporated herein by reference.

     This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture. The Note Guarantee shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collection.

     In certain circumstances more fully described in the Indenture, any Guarantor may be released from its liability under this Note Guarantee, and any such release will be effective whether or not noted hereon.

     This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                          By:__________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT F

================================================================================






                                   GFSI, Inc.

                                       and

                           the Guarantors named herein


                    ----------------------------------------


                              SERIES A AND SERIES B

                    9 5/8% SENIOR SUBORDINATED NOTES DUE 2007

                    ----------------------------------------


                               -------------------

                         FORM OF SUPPLEMENTAL INDENTURE
                      AND AMENDMENT -- SUBSIDIARY GUARANTEE


                         DATED AS OF ________ ___, ____

                               -------------------







                               FLEET NATIONAL BANK

                                     Trustee



================================================================================

     This SUPPLEMENTAL INDENTURE, dated as of __________ ___, ____, among GFSI, INC., a Delaware corporation (the "Company"), each of the parties identified under the caption "Guarantors" on the signature pages hereto (the "Guarantors") and Fleet National Bank, as Trustee.

                                    RECITALS

     WHEREAS, the Company and the Trustee entered into an Indenture, dated as of February 27, 1997 (the "Indenture"), pursuant to which the Company issued $125,000,000 in principal amount of 9 5/8% Senior Subordinated Notes due 2007 (the "Notes"); and

     WHEREAS, Section 9.01(e) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to execute a Note Guarantee to comply with Section 12.01 thereof without the consent of the Holders of the Notes; and

     WHEREAS, pursuant to Section 12.01 of the Indenture, all Guarantors must execute a Note Guarantee and Supplemental Indenture.

     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

     SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

     SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery be each of the Company, the Guarantors and the Trustee.

                                    ARTICLE 2

     SECTION 2.01. From this date, in accordance with Section 12.01 and by executing this Supplemental Indenture and the accompanying Note Guarantee (a copy of which is attached hereto), the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in
Article 12 thereunder.

     SECTION 2.02. The Note Guarantee constitutes a part of the Note as soon as the certificate of authentication has been executed by the Trustee.

                                    ARTICLE 3

     SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

     SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

     SECTION 3.03. The laws of the State of New York shall govern this Supplemental Indenture without regard to the conflict of laws provisions thereof. The Trustee, the Company and each Guarantor agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

     SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                     GFSI, INC.

                                     By: _______________________________________
                                     Name:
                                     Title:

                                     GUARANTORS

                                     [_______________________]

                                     By: _______________________________________
                                     Name:
                                     Title:

                                     FLEET NATIONAL BANK, as trustee

                                     By: _______________________________________
                                     Name:
                                     Title: